EXHIBIT 10.1


                              [TARRANT LETTERHEAD]



November 26, 2007

David N. Burke

         RE:      SEPARATION TERMS AND GENERAL RELEASE AGREEMENT

Dear David:

         This letter confirms the terms of your separation from the employment of Tarrant Apparel Group and consideration in exchange for your waiver and general release of claims in favor of Tarrant Apparel Group and its officers, directors, employees, agents, representatives, subsidiaries, divisions, affiliated companies, successors, and assigns (collectively, the "COMPANY" or "TARRANT").

         1. TERMINATION DATE. Your employment with the Company will end effective November 28, 2007 (the "TERMINATION DATE"). Between now and the Termination Date, you should assist with any transition-related activities as directed by the employee to whom you directly report.

         2. ACKNOWLEDGMENT OF PAYMENT OF WAGES. On or before execution of this release, we delivered to you a final paycheck that includes payment for all accrued wages, salary, accrued and unused vacation time, reimbursable expenses, and any similar payments due and owing to you from the Company as of the Termination Date (collectively referred to as "WAGES"). You are entitled to these Wages regardless of whether you sign this Separation Terms and General Release Agreement (this "AGREEMENT").

         3. CONSIDERATION FOR RELEASE. In consideration of the waiver and release of claims set forth in Paragraphs 7 and 8 below, and in exchange for your signing this Agreement, the Company agrees to pay you $92,500, less applicable federal and state withholdings, in a lump sum payment within 5 days following the expiration of the revocation period described in Paragraph 19 below (the "SEVERANCE PAYMENT"). The Severance Payment is in addition to any amounts owed to you by the Company. You acknowledge and agree that you are not otherwise entitled to receive the Severance Payment. You understand that if you do not sign the Agreement, or if you revoke the signed Agreement as described in Paragraph 19 below, the Company has no obligation to provide you with the Severance Payment.

         4. COBRA CONTINUATION COVERAGE. Your Company provided health coverage will end on your Termination Date. If you are eligible for, and timely elect COBRA continuation, you may continue health coverage pursuant to the terms and conditions of COBRA at your own expense. Our Human Resources Department will contact you shortly after your Termination Date. All other insured benefit coverage (e.g., life insurance, disability insurance) will also end on your Termination Date.


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         5. RETURN OF COMPANY PROPERTY. By signing below, you represent that you have returned all the Company property and data of any type whatsoever that was in your possession or control.

         6. CONFIDENTIAL INFORMATION. You hereby acknowledge that as a result of your employment with the Company you have had access to the Company's confidential information. You acknowledge your continuing obligations under the Employee Confidentiality Agreement you have previously executed, and you agree you will hold all such confidential information in strictest confidence and that you may not make any use of such confidential information. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that you have not taken with you any such documents or data or any copies thereof.

         7. GENERAL RELEASE AND WAIVER OF CLAIMS.

                  7.1 The payments and agreements set forth in this Agreement fully satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your termination of employment. You acknowledge that you have no claims and have not filed any claims against the Company based on your employment with or the separation of your employment with the Company.

                  7.2 To the fullest extent permitted by law, you hereby release and forever discharge the Company, its successors, subsidiaries and affiliates, directors, shareholders, current and former officers, agents and employees (all of whom are collectively referred to as "RELEASEES") from any and all existing claims, demands, causes of action, damages and liabilities, known or unknown, that you ever had, now have or may claim to have had arising out of or relating in any way to your employment or separation from employment with the Company including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise. Each of the Releasees is intended to be a third party beneficiary of the General Release and Waiver of Claims set forth in this Paragraph 7.

                           (a) RELEASE OF STATUTORY AND COMMON LAW CLAIMS.  Such
                  rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA) (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act ("WARN") (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers' compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander, libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.


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                           (b) RELEASE OF DISCRIMINATION  CLAIMS. You understand
                  that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts. You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them. Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any
                  claims   you  may  have   based  on  age  or  under   the  Age
                  Discrimination  in Employment  Act of 1967 ("ADEA";  29 U.S.C.
                  Section 621 et. seq.) (age); the Older Workers Benefit Protection Act ("OWBPA") (age); Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C. Section 1981, 1986 and 1988
                  (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

                  7.3 Releasees and you do not intend to release claims (i) which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law); (ii) for unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; (iii) for any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as "ERISA"; and (iv) for vested option shares pursuant to the written terms and conditions of your existing stock option grants and agreements existing as of the Termination Date. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in Paragraph 12.

         8.  WAIVER OF UNKNOWN  CLAIMS.  You  expressly  waive any  benefits  of
Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

         9. COVENANT NOT TO SUE.

                  9.1 To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or


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         action  to be  pursued,  in any  federal,  state  or  municipal  court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by Paragraphs 7 and 8 above.

                  9.2 You further agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

                  9.3 Nothing in this paragraph shall prohibit you from: (1) providing truthful testimony in response to a subpoena or other compulsory legal process, and/or (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency.

         10. NON-DISPARAGEMENT. You agree that you will not make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them. Nothing in this paragraph shall prohibit you from providing truthful testimony in response to a subpoena or other compulsory legal process.

         11. LEGAL AND EQUITABLE REMEDIES. You and the Company agree that either party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that either party may have at law or in equity for breach of this Agreement.

         12. ARBITRATION OF DISPUTES. Except for claims for injunctive relief arising out of a breach of the Employee Confidentiality Agreement, you and the Company agree to submit to mandatory binding arbitration any future disputes between you and the Company, including any claim arising out of or relating to this Agreement. By signing below, you and the Company waive any rights you and the Company may have to trial by jury of any such claims. You agree that the American Arbitration Association will administer any such arbitration(s) under its National Rules for the Resolution of Employment Disputes, with administrative and arbitrator's fees to be borne by the Company. The arbitrator shall issue a written arbitration decision stating his or her essential findings and conclusions upon which the award is based. A party's right to review of the decision is limited to the grounds provided under applicable law. The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement. This Agreement does not extend or waive any statutes of limitations or other provisions of law that specify the time within which a claim must be brought. Notwithstanding the foregoing, each party retains the right to seek preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or prevent irreparable injury before a matter can be heard in arbitration.

         13. ATTORNEYS' FEES. If any legal action arises or is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled, except where the law provides otherwise. The costs and expenses that may be recovered exclude arbitration fees pursuant to Paragraph 12 above.


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         14. CONFIDENTIALITY  PROVISION.  You agree to keep the contents,  terms and conditions of this Agreement confidential and not disclose them except to your spouse or domestic partner, attorneys, accountant or as required by subpoena or court order.

         15. MATERIALITY OF BREACH. Any breach of the provisions contained in Paragraphs 6 through 10 or 14 will be deemed a material breach of this Agreement.

         16. NO ADMISSION OF LIABILITY. You agree that this Agreement is not an admission or evidence of any wrongdoing or liability on the part of the Company, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

         17. INDEMNIFICATION. The General Release in Paragraph 7 and the Waiver Of Unknown Claims in Paragraph 8 shall not apply with respect to any claims arising under your existing rights to indemnification and defense pursuant to
(a) the articles of incorporation and bylaws of the Company for acts as a director and/or officer, (b) any indemnification agreement with the Company, or
(c) your rights of insurance under any director and officer liability policy in effect covering the Company's directors and officers.

         18. REVIEW OF AGREEMENT. You may not sign this Agreement prior to your Termination Date. You may take up to twenty-one (21) days from the date you receive this Agreement, or until your Termination Date, whichever date is later, to consider this Agreement and release and, by signing below, affirm that you were advised by this letter to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to the Company, attention: Chief Executive Officer, at the Company's principal executive officers in Los Angeles, California, and after expiration of the revocation period without revocation by you.

         19. REVOCATION OF AGREEMENT. You acknowledge and understand that you may revoke this Agreement by faxing a written notice of revocation to the Company, Attention: Chief Executive Officer, at (323) 881-0383 any time up to seven (7) days after you sign it. After the revocation period has passed, however, you may no longer revoke your Agreement. The Company's obligation to pay you the Severance Payment provided in Paragraph 3 shall not become effective or enforceable until such revocation period has expired.

         20. ENTIRE AGREEMENT. This Agreement together with the Employee Confidentiality Agreement that you previously executed is the entire Agreement between you and the Company with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter. You acknowledge that neither the Company, nor its agents or attorneys, made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement. You acknowledge that you have signed this Agreement knowingly, voluntarily and without coercion, relying only on such promises, representations


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and warranties as are contained in this document. You understand that you do not waive any right or claim that may arise after the date this Agreement is executed.

         21. MODIFICATION. By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by the Company's authorized representatives and you.

         22. GOVERNING LAW. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

         23. SAVINGS AND SEVERABILITY CLAUSE. Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, arbitrator or agency concludes that any claim under Paragraph 7 above may not be released as a matter of law, the General Release in Paragraph 7 and the Waiver Of Unknown Claims in Paragraph 8 shall otherwise remain effective as to any and all other claims.

         If this Agreement accurately sets forth the terms of your separation from the Company and if you voluntarily agree to accept the terms of the severance package offered please sign below no earlier than your Termination Date and return it to Gerard Guez.

                PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS
                 A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

                                   Sincerely,

                                   /s/ Gerard Guez
                                   -------------------------------
                                   Gerard Guez,
                                   Interim Chief Executive Officer



REVIEWED, UNDERSTOOD AND AGREED:


By:               /S/ DAVID N. BURKE
         --------------------------------------------
         David N. Burke
Date:    November 28, 2007

                   DO NOT SIGN PRIOR TO YOUR TERMINATION DATE


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